EXHIBIT 10.42

GREATER ATLANTA COMMERCIAL BOARD OF REALTORS
COMMERCIAL LEASE AGREEMENT
MAY, 1994

THIS AGREEMENT is made this 26th day of March, 2001, by and among William J. Wesley Properties (hereinafter called “Landlord”), and Wink Davis Equipment Company (hereinafter called “Tenant”), and Wilson, Hull & Neal Real Estate (hereinafter called “Broker”) and Carter and Associates (hereinafter called “Co-Broker”);

WITNESSETH:

PREMISES

1.             Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, provided for and contained herein to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the “Premises”, to wit:

12,085 square feet of warehouse space as shown on Exhibit A attached hereto and made a part of this Agreement.

and being known as 4938 South Atlanta Road, Suites 800 and 900, Smyrna, GA  30080.  No easement for light or air is included in the Premises.

TERM

2.             The Tenant shall have and hold the Premises for a term of sixty-one months beginning on the 1st day of May, 2001, and ending on the 31st day of May 2006, at midnight, unless sooner terminated as hereinafter provided.

RENTAL

3.             Tenant agrees to pay to () Landlord or (x) Broker at the address of () Landlord or (x) Broker as stated in this Lease, without demand, deduction or set off, an annual rental of $See Special Stipulation #1 payable in equal monthly installments of $ See Special Stipulation #1 in advance on the first day of each calendar month during the term hereof.  Upon execution of this Lease, Tenant shall pay to Landlord the first full month’s rent due hereunder.  Rental for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly rental due.

LATE CHARGES

4.             If () Landlord or (x) Broker fails to receive all or any portion of a rent payment within five days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to five percent (5%) of the overdue amount.  The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

SECURITY DEPOSIT

5.             Tenant shall deposit with Landlord upon execution of this Lease $5,550.23 as a security deposit which shall be held by Landlord, without liability to Tenant for any interest thereon, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease of Tenant.  If any of the rents or other charges or sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of the Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited.  In the event Tenant furnishes Landlord with proof that all utility bills have been paid through the date of Lease termination, and performs all of Tenant’s other obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration or sooner termination of the term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

UTILITY BILLS

6.             Tenant shall pay all utility bills, including, but not limited to gas, electrify, fuel, light, and heat bills for the Premises, and Tenant shall pay all charges for garbage collection or other sanitary services.

COMMON AREA COSTS; RULES AND REGULATIONS

7.             If the Premises are part of a larger building or group of buildings, Tenant shall pay as additional rental monthly, in advance, its pro rata share of common area maintenance costs as hereinafter more particularly set forth in the Special Stipulations.

USE OF PREMISES

8.             Premises shall be used for office/warehouse purposes only and no other.  The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

ABANDONMENT OF THE PREMISES

9.             Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes herein leased until the expiration hereof.

TAX AND INSURANCE ESCALATION

10.           Tenant shall pay upon demand as additional rental during the term of this Lease, and any extension or renewal thereof, the amount by which all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises for each tax year exceed all taxes on the Premises for the tax year 2001.  In the event the Premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the Premises shall be determine by proration on the basis that the rentable floor area of the Premises bears to the rentable floor area of the entire property assessed.  If the final year of the Lease term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the Lease term.  If such taxes for the year in which the Lease terminates are not ascertainable before payment of the last month’s rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis for terminating the pro rata share, if any, to be paid by Tenant for that portion of the last Lease year.  Tenant shall further pay, upon demand, its pro rata share of the excess costs of fire and extended coverage insurance including any and all public liability insurance on the building over the cost for the first year of the Lease term for each subsequent year during the term of this Lease.  Tenant’s pro rata portion of increased taxes or share of excess cost of fire and extended coverage and liability insurance, as provided herein, shall be payable within fifteen (15) days after receipt of notice from Landlord or Agent as to the amount due.

INDEMNITY; INSURANCE

11.  Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant’s use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorney’s fees and court costs.  Supplementing the foregoing and in addition thereto, Tenant shall during the term of this Lease and any extension or renewal thereof, and at Tenant’s expense, maintain in full force and effect comprehensive general liability insurance with limits of $500,000.00 per person and $1,000,000.00 per incident, and property damage limits of $100,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing the Tenant under the first sentence of this Paragraph 11, and naming Landlord as additional insured.   Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease.  Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their Brokers, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

REPAIRS BY LANDLORD

12.           Landlord agrees to keep in good repair the roof, foundations and exterior walls of the Premises (exclusive of all glass and exclusive of all exterior doors) and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence or intentional wrongful acts of Tenant, its Brokers, employees or invitees.  If the Premises are part of a larger building or group of buildings, then to the extent that the grounds are common areas, Landlord shall maintain the grounds surrounding the building, including paving, the mowing of grass, care of shrubs and general landscaping.  Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair and failure so to report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.

REPAIRS BY TENANT

13.           Tenant accepts the Premises in their present condition and as suited for the uses intended by Tenant.  Tenant shall, throughout the initial terms of this Lease, and any extension or renewal thereof, at its expense, maintain in good order and repair the Premises, including the building, heating and air conditioning equipment (including but not limited to replacement of parts, compressors, air handling units and heating units) and other improvements located thereon, except those repairs expressly required to be made by Landlord hereunder.  Unless the grounds are common areas of a building(s) larger than the Premises, Tenant further agrees to care for the grounds around the building, including paving, the mowing of grass, care of shrubs and general landscaping.  Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.  Tenant shall have the HVAC units serviced quarterly by a qualified HVAC service contractor at Tenant’s expense.

ALTERATIONS

14.           Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord’s prior written consent.  Tenant shall promptly remove any alterations, additions or improvements constructed in violation of this Paragraph 14 upon Landlord’s written request.  All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, free of any liens or encumbrances.  Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) at the termination of this Lease and to restore the Premises to its prior condition, all at Tenant’s expense.  All alterations, additions, and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the terminations of this Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises.  Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment.

REMOVAL OF FIXTURES

15.  Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

DESTRUCTION OF OR DAMAGE TO PREMISES

16.             If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date.  If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed and Landlord shall restore Premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence.

GOVERNMENTAL ORDERS

17.           Tenant agrees, at his own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Premises.  Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s occupancy.  I is mutually agreed, however, between Landlord and Tenant, that if  in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum of one year’s rent, then Landlord or Tenant who is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party by certified mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party giving notice all cost of compliance in excess of one year’s rent, or secure payment of said sum in manner satisfactory to the party giving notice.

CONDEMNATION

18.           If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date.  Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor.  It is further understood and agreed that neither Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided.  Broker may become a party to the condemnation proceeding for the purpose of enforcing his rights under this paragraph.

ASSIGNMENT AND SUBLETTING

19.           Tenant shall not, without prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant.  Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of the Landlord.  The Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

20.           The happening of one or more of the following events (hereinafter any one o which may be referred to as an “Event of Default”) during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant:  (A) Tenant fails to pay the rental as provided for herein; (B) Tenant abandons or vacates the Premises; (C) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease; (D) Tenant is adjudicated bankrupt; (E) a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (F) Tenant, either voluntary or involuntarily, takes advantage of any debt or relief proceedings under the present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (G) Tenant makes an assignment for benefit of creditors; or (H) Tenant’s effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

21.           Upon the occurrence of an Event of Default, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

(A) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligation under this Lease arising up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

(B) Landlord may terminate this Lease as provided in paragraph 21(A) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (i) the monthly rental and additional rent for the period commencing with the day following the date of such termination and ending with the date herein before set for the expiration of the full term hereby granted , or (ii) the aggregate reasonable rental value of the Premises (less reasonable brokerage commissions, attorneys’ fees and other costs related to the reletting of the Premises) for the same period, all of which excess sum shall be deemed immediately due and payable;

(C) Landlord may, without terminating this Lease, declare immediately due and payable all monthly rental and additional rent due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term; upon making such payment, Tenant shall be entitled to receive from Landlord all the rents received by Landlord from other assignees, tenants and subtenants on account of the Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause  less all costs, expenses and attorneys’ fees of Landlord incurred in connection with the reletting of the Premises; or

(D) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part form Tenant’s obligation to pay monthly rental and additional rent and perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relate the Premises, and after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees, and of costs of such alterations and repairs, third, to the payment of the monthly rental and additional rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied against payments of future monthly rental and additional rent as the same may become due and payable hereunder, in no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including monthly rental and additional rent; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including monthly rental and additional rent, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly; Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

Tenant acknowledges that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in Official Code of Georgia Annotated Section 44-7-52.

EXTERIOR SIGNS

22.           Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of the Landlord.  Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to such removal.

LANDLORD’S ENTRY OF PREMISES

23.           Landlord may card the Premises “For Rent” or “For Sale” ninety (90) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit the Premises to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord’s adjoining property, if any.

EFFECT OF TERMINATION OF LEASE

24.           No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.

SUBORDINATION

25.           At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the “Security Deeds”) affecting the Building or the Premises, and Tenant shall promptly execute and deliver to Landlord such certificates in  writing as Landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with in interest and to be irrevocable.  Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows:  (A) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (B) that to the best of its knowledge there are no uncured defaults on the part of  the Landlord (or if any default exists, the specific nature and extent thereof); (C) the date to which any rent and other charges have been paid in advance, if any; and (D) such other matters as Landlord may reasonably request.  Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this paragraph.

QUIET ENJOYMENT

26.           So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

NO ESTATE IN LAND

27.           This Lease shall create the relationship of Landlord and Tenant between the parties hereto.  No estate shall pass out of Landlord.  Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord’s consent.

HOLDING OVER

28.           If Tenant remains in possession of the Premises after expiration of the term hereof, with the Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at the end of this Lease and there shall be no renewal of this Lease by operation of law.  If Tenant remains in possession of the Premises after expiration of the term hereof without Landlord’s acquiescence, then Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rental payable under Paragraph 3 hereof shall for each month, or fraction thereof during which Tenant so remains in possession of the Premises, be twice the monthly rental otherwise payable under Paragraph 3 above.

ATTORNEY’S FEES

29.           In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing part in such litigation shall be entitled to recover attorney’s fees in such action or proceeding from the non-prevailing party, which are actually incurred by the prevailing party.  Furthermore, Landlord and Tenant agree to pay the attorney’s fees and expenses of (A) the other party to this Lease (either Landlord or Tenant) if it is made a party to litigation because of its being a party to this Lease and when it has not engaged in any wrongful conduct itself, and (B) of Broker if Broker is made a party to litigation because of its being a party to this Lease and when Broker has not engaged in any wrongful conduct itself.

RIGHTS CUMULATIVE

30.           All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

WAIVER OF RIGHTS

31.           No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

AGENCY DISCLOSURE

32.           Landlord and Tenant hereby acknowledge that Wilson, Hull & Neal has acted an agent for Landlord in this transaction and will be paid a real estate commission by Landlord.  Landlord and Tenant hereby acknowledge that Carter and Associates has acted as an agent for Tenant in this transaction and will be paid a real estate commission by Landlord.

BROKER’S COMMISSION

33.           Broker has rendered a valuable service by assisting in the creation of the Landlord-Tenant relationship hereunder.  The commission to be paid in conjunction with the creation of the relationship by this Lease has been negotiated between Landlord and Broker and Landlord hereby agrees to pay Broker, as compensation for Broker’s services in procuring this Lease and creating the aforesaid Landlord-Tenant relationship () pursuant to a separate commission agreement, or (x) as follows:.

Carter and Associates shall receive the first full month’s rental payment as a procurement fee and five (5%) of rentals paid thereafter as collected including expansions, extensions and renewals.  Wilson, Hull & Neal shall receive one half (1/2) the first full month’s rental payment as a procurement fee and two and one half (2.5%) of rentals paid thereafter as collected including expansions, extensions and renewals.

Broker’s commission shall not apply to any “additional rental” as that term is used in this Lease.  Any separate commission agreement is hereby incorporated as part of this Lease by reference and any third party assuming the rights and obligations of Landlord under this Lease shall be obligated to perform all the Landlord’s obligations to Broker under said separate commission agreement.  If the Tenant becomes a tenant at will or at sufferance pursuant to Paragraph 28 above, or if the term of this Lease is extended or if this Lease is renewed or if a new lease is entered into between Landlord and Tenant covering either the Premises, or any part thereof, or covering any other premises as an expansion of, addition to, or substitution for the Premises, regardless of whether such premises are located adjacent to or in the vicinity of the Premises, Landlord, in consideration of Broker’s having assisted in the creation of the Landlord-Tenant relationship, agrees to pay Broker additional commissions as set forth below, it being the intention of the parties that the Broker shall continue to be compensated so long as the parties hereto, their successors and/or assigns continue the relationship of Landlord and Tenant which initially resulted from the efforts of Broker, whether relative to the Premises or any expansion thereof, or relative to any other premises leased by Landlord to Tenant from time to time, whether the rental therefor is paid under this Lease or otherwise.  Broker agrees that, in the event Landlord sells the Premises, and upon Landlord’s furnishing Broker with an agreement signed by Purchaser assuming Landlord’s obligations to Broker under this Lease, Landlord shall remain obligated to pay Broker the commissions described in Paragraph 33 even after the expiration of the original term of this Lease if the Purchaser (A) extends the term of this Lease; (B) renews this Lease; or (C) enters into a new lease with Tenant covering either the Premises or any part thereof, or covering any other Premises as an expansion of, addition to, or substitution for the Premises, regardless of whether such premises are located adjacent to or in the vicinity of the premises.  Voluntary cancellation of this Lease shall not nullify Broker’s right to collect the commission due for the remaining term of this Lease and the provisions contained herein above relative to additional commissions shall survive and cancellation or termination of this Lease.  In the even that the Premises are condemned, or sold under threat of and in lieu of condemnation, Landlord shall, on the date of receipt by Landlord of the condemnation award or sale proceeds, pay to Broker the commission, reduced to its present cash value at the existing legal rate of interest, which would otherwise be due to the end of the term contracted for under Paragraph 2 above.

LIMITATION OF BROKER’S SERVICES AND DISCLAIMER

34.           Broker is a party to this Lease for the purpose of enforcing its rights under Paragraph 33 above.  Tenant must look solely to Landlord as regards to all covenants, agreements and warranties herein contained, and Broker shall never be liable to Tenant in regard to any matter which may arise by virtue of this Lease, except as such may relate to Broker’s function as Landlord’s agent for the receipt of rental and other charges as stated herein.  It is understood and agreed that the commissions payable to Broker under Paragraph 33 about are compensation solely for Broker’s services in assisting in the creation of the Landlord-Tenant relationship hereunder; accordingly, Broker is not obligated hereunder on account of payment of such commissions to furnish any management services for the Premises.  Landlord and Tenant acknowledge that the Greater Atlanta Commercial Board of REALTORS, Inc. has furnished this Commercial Lease Agreement form to its members as a service and that it makes no representation or warranty as to the enforceability of this Commercial Lease Agreement form.

PURCHASE OF PROPERTY BY TENANT

35.           In the event that Tenant acquires title to the Premises or any part thereof, or any premises as an expansion of, addition to or substitution for the Premises at any time during the term of this Lease, any renewals thereof, or within six (6) months after the expiration of the term hereof or the extended term hereof, Landlord shall pay Broker a commission on the sale of the Premises in lieu of any further commissions which otherwise would have been due under this Lease.  Such commission, as negotiated between the parties, shall be five percent (5%) of the gross sales price, payable in full at closing.

ENVIRONMENTAL LAWS

36.           Landlord represents to the best of its knowledge and belief, (A) the Premises are in compliance with all applicable environmental laws, and (B) there are not excessive levels (as defined by the Environmental Protection Agency) of radon, toxic waste or hazardous substances on the Premises.  Tenant represents and warrants that Tenant shall comply with all applicable environmental laws and that Tenant shall not permit any of his employees, brokers, contractors or subcontractors, or any person present on the Premises to generate, manufacture, store, dispose or release on, about, or under the Premises any toxic waste or hazardous substances which would result in the Premises not complying with any applicable environmental laws.

TIME OF ESSENCE

37.           Time is of the essence of this Lease.

DEFINITIONS

38.           “Landlord” as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises.  “Tenant” shall include the undersigned and it heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant’s assignees or subtenants as to the Premises covered by such assignment or sublease. “Broker” shall include the undersigned, its successors, assigns, heirs and representatives.  “Landlord”, “Tenant” and “Broker” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

NOTICES

39.           All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. Certified Mail, return receipt requested, postage prepaid.  Broker shall be copied with all required or permitted notices.  Notices to Tenant shall be delivered or sent to the address shown below, except that upon Tenant’s taking possession of the Premises, then the Premises shall be Tenant’s address for notice purposes.  Notices to Landlord and Broker shall be deliverer sent to the address hereinafter stated, to wit:

                Landlord:              William J. Wesley
                                                William J. Wesley Properties
                                                4938 South Atlanta Road, Suite 100
                                                Smyrna, GA  30080

                Tenant:                  Wink Davis Equipment Company                     With a copy to:
                                                4938 South Atlanta Road                                    Wink Davis Equipment Company
                                                Suite 800                                                                625 Griffith Road, Suite 100
                                                Smyrna, GA  30080                                              Charlotte, NC  28217

                Broker:                 Richard A. Spiller
                                                Wilson, Hull & Null, Real Estate
                                                1600 Northside Drive, NW
                                                Atlanta, GA  30318

                Co-Broker            Charles Holloway
                                                Carter and Associates
                                                1275 Peachtree Street, NE
                                                Atlanta, GA  30367

All notices shall be effective upon delivery.  Any party may change his notice address upon written notice to the other parties.

ENTIRE AGREEMENT

40.           This Lease contains the entire agreement of the parties hereto, and no representatives, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.  No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

SPECIAL STIPULATIONS

41.           Any special stipulations are set forth in the attached Exhibit B.  Insofar as said Special Stipulations conflict with any of the foregoing provisions, said Special Stipulations shall control:

Tenant acknowledges that Tenant has read and understands the terms of this Lease and has received a copy of it.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate

Signed, sealed and delivered as                                                        LANDLORD:    WILLIAM J. WESLEY PROPERTIES
to Landlord, in the presence of:

/s/ Richard A. Spiller                                                         /s/ William J. Wesley
Witness

/s/ Kellie S. McCollum
Notary Public

Signed, sealed and delivered as                                                        TENANT:    WINK DAVIS EQUIPMENT COMPANY
to Tenant, in the presence of:

/s/ M. Hinson                                                                  /s/ P. Donald Mullen
Witness                                                                                                 President

/s/ Loretta F. Snyder
Notary Public

Signed, sealed and delivered as                                                        BROKER:      WILSON, HULL &NEAL, REAL ESTATE
to Broker, in the presence of:

/s/ Kellie S. McCollum                                                       /s/ Richard A. Spiller
Notary Public

Signed, sealed and delivered as                                                        CO-BROKER: CARTER AND ASSOCIATES
to Broker, in the presence of

/s/ Amy                                                                          /s/  Charles B. Holloway, Jr.
Witness                                                                                                 Vice President

/s/ Patricia J. Croom
Notary Public

                Notary Public, Cobb County, Georgia
                My Commission Expires April 20, 2001

Lease Agreement
Copyright© May 1994

SPECIAL STIPULATIONS
EXHIBIT B

1.  Rent Schedule:

                5/1/01-5/31/01                       $0.00/month
                6/1/01-5/31/02                       $5,147.39/month
                6/1/02-5/31/03                       $5,248.10/month
                6/1/03-5/31/04                       $5,348.81/month
                6/1/04-5/31/05                       $5,449.52/month
                6/1/05-5/31/06                       $5,550.23/month

2.  Office Modifications

Landlord shall make the office modifications as shown of Exhibit B—Layout and Quote, which includes creating a conference room, private office, break room, equipment room, and an 11’x11’ warehouse office.  Suite 800 shall be repainted and carpeted and Suite 900 shall have the paint on existing walls touched up and new walls painted to match.  In addition, Landlord will widen and ramp one of the truck docks to a 10’x10’ door, and install new door to fit the expanded opening.  All work shall be at Landlord’s expense.

3.  Common Area Maintenance (CAM):

Tenant shall be responsible for paying his pro rate share of the common area maintenance.  Said maintenance includes care for the grounds, outside lighting and water and sewer service.  The CAM is currently $.16/sf or $161.13 per month.

4.  Option to Renew:

Provided Tenant is not in default of this Lease, Tenant shall have the option to renew this Lease for an additional three year term provided Tenant gives Landlord not less than 120 days prior to written notice of their intent to exercise this option.  The Renewal Rent shall be as follows:

Year 1- $5,650.00/month
Year 2- $5,750.00/month
Year 3- $5,850.00/month

5.  Warranty:

Landlord shall warrant to Tenant for the first 8 months of this Lease that all mechanical, plumbing, electrical and HVAC equipment shall be in good, normal operating order.  Should any defects be noted during this 8 month period, Landlord  shall repair such items at the Landlord’s sole expense.

6.	This Lease is subject to Landlord obtaining a Termination Agreement for the existing Lease with the current Tenant, Wholesale Office Furniture Distributors, Inc., now occupying the premises.
7.	Amending Item one (1.) of the Lease Agreement, Landlord shall provide to Tenant, as part of the Premises, ingress, egress and automobile parking.
8.	Amending items three (3.) and four (4.) of the Lease Agreement, Landlord specifically appoints Broker as Landlord’s agent for the receipt of rents and other charges stated herein.
9.	Amending item twenty-two (22.) of the Lease Agreement, Landlord will allow Tenant to install a sign on the Premises similar to the now existing signs of other units in the building.
10.

Should the Premises not be ready for occupancy through no fault of Tenant, the beginning date hereof shall be adjusted forward, but Tenant shall receive a full month of free rental at the beginning of this Lease term.